THIS AGREEMENT made on 1, July, 2009 between Dematco Group Corporation (“Dematco”) and First Corporation (“FSTC”) (together “the Parties”).

WHEREAS
1. Dematco currently holds ordinary shares in Acquma Holdings Limited (“Acquma”) and wishes to dispose of 440,000 ordinary shares in Acquma (“the Acquma Shares”); and
2. FSTC wishes to acquire the Acquma Shares.

NOW IT IS HEREBY AGREED that:
1.
FSTC shall acquire from Dematco the Acquma Shares at a price of Euros 2.00 per share, to be paid for by the issue of  1,232,000 new shares of common stock in FSTC, issued credited fully paid and assessable (“the Consideration Shares”).

2.	Dematco will dispose of the Acquma Shares to FSTC in exchange for the Consideration Shares.

Dematco warrants that:
1.	the Acquma Shares in properly authorised and issued;
2.	the Acquma Shares are free trading and upon completion of the purchase of the Acquma Shares will be registered in the name of FSTC or as FSTC shall direct; and
3.	the shares in Acquma are tradable and transferable.

FSTC warrants that:
1.	the Consideration Shares when issued will be properly authorised and issued;
2.	the Consideration shares will be registered upon issue in the name of Dematco or as Dematco directs.

Signed	Signed

T P RAMSDEN
On behalf of	On behalf of
Dematco Group Corporation	First Corporation